HomeTrust Bancshares, Inc. Announces Regulatory Approval for Merger with Quantum Capital Corp.
ASHEVILLE, N.C., January 31, 2023 — HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“HomeTrust”), the holding company of HomeTrust Bank, today announced it has received the regulatory approvals, including approval from the Federal Reserve Bank of Richmond and the North Carolina Office of the Commissioner of Banks, necessary to complete the proposed merger of Quantum Capital Corp. ("Quantum") with and into HomeTrust followed by the merger of Quantum National Bank with and into HomeTrust Bank, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2022 (the “Merger Agreement”), by and between HomeTrust and Quantum. The closing of the merger of Quantum into HomeTrust is expected to occur on or around February 13, 2023, subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement, while the associated systems conversion is scheduled for mid-March 2023.
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of December 31, 2022, HomeTrust had assets of $3.6 billion. HomeTrust Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking with over 30 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh/Cary), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley).
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of the Company's control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements include: the remaining effect of the COVID-19 pandemic, including on the Company's credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and remaining duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and labor shortages, and market liquidity, both nationally and in our market areas; expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities, including the proposed acquisition of Quantum Capital Corp. might not be realized to the extent anticipated, within the anticipated time frames, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and the effects of inflation, a potential recession, and other factors described in the Company's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on our website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release or the documents they file with or furnish to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions they might make, because of the factors described above or because of other factors that they cannot foresee. The Company does not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

WEBSITE: WWW.HTB.COM

Contact:
C. Hunter Westbrook – President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
828-259-3939
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